Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Registration Statement on Form S-8 of L & L Energy Inc., of our report dated July 28, 2010 on our audits of the financial statements of L & L Energy Inc. as of April 30, 2010 and 2009 and the results of its operations and cash flows for the years then ended.  We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

February 15, 2011